Exhibit 1.01

This unaudited Conflict Minerals Report (this “CMR”) of ON Semiconductor Corporation (the “Company,” “onsemi,” “we” or “us”) for the year ended December 31, 2023 is attached as Exhibit 1.01 to the Company’s Specialized Disclosure Report on Securities and Exchange Commission Form SD (the “Form SD”). This CMR is also publicly available on the Company’s website: https://www.onsemi.com/company/environmental-social-and-governance/social-responsibility (the “Social Responsibility Webpage”). The content of any website referred to in this CMR is included for general information only and is not incorporated by reference in this CMR.

Pursuant to Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13p-1 thereunder, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 13(p) of the Exchange Act, Rule 13p-1 thereunder and Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act collectively, the “Conflict Minerals Regulations”), the Company is required to make certain inquiries and perform certain due diligence with respect to any “conflict minerals” (as defined in the Conflict Minerals Regulations) that are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries.

onsemi is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the Company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. With a highly differentiated and innovative product portfolio, onsemi creates intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way in creating a safer, cleaner and smarter world.

As a purchaser of products containing the minerals tantalum, tin, tungsten or gold (collectively, “3TG”) from suppliers for use in our manufacturing process, the Company continues to be concerned about the reports of violence and human rights violations resulting from the sourcing of such minerals from the Democratic Republic of the Congo and adjoining countries (“Covered Countries”). The Company’s annual Sustainability Report (the next of which is expected to be released in June 2024), which addresses these concerns and other actions the Company is taking in the area of social responsibility, is available at the Social Responsibility Webpage.

For purposes of this CMR, the term “products” is used to describe products manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries. As a result, when conducting its conflict minerals analysis as required by the Conflict Minerals Regulations, the Company has considered its sole product to be semiconductor components.

This CMR describes the process undertaken for products that were manufactured, or contracted to be manufactured, during calendar year 2023 and that contain conflict minerals. This CMR is unaudited, as an independent private sector audit is not required pursuant to guidance provided by the Securities and Exchange Commission (the “SEC”).

As a result of its inquiry, the Company determined that conflict minerals are necessary to the functionality of the Company’s products. In particular, these minerals provide internal electrically conductive connections to the various circuit elements required to manufacture a working semiconductor device and/or provide an electrically conductive path to connect the semiconductor device to the electronic application in which it is utilized.

Conflict minerals are obtained from multiple sources worldwide, and the Company does not desire to eliminate those originating in Covered Countries. However, the Company is committed to pursuing conflict-free sourcing of minerals from our supply chain through collaboration with our suppliers, including through our activities as a member of the Responsible Business Alliance (the “RBA”) and a full member of the Responsible Minerals Initiative (the “RMI”), which began as a joint effort between the RBA and the Global e-Sustainability Initiative. As a member of the RMI, we are required to engage in reasonable due diligence with respect to our supply chain to ensure such minerals are not being sourced from entities supporting armed conflict within the Covered Countries. The Company also recognizes the importance of supporting responsible mineral sourcing from the Covered Countries so as not to negatively impact the economies of those countries.

Due Diligence

In accordance with the Conflict Minerals Regulations, the Company conducted a reasonable country of origin inquiry (“RCOI”) designed to determine whether any of the conflict minerals in its products originated in a Covered Country or are from recycled or scrap sources. Based on its RCOI, the Company was unable to reasonably conclude that all its conflict minerals did not originate in a Covered Country or come from recycled or scrap sources, and the Company continues its due diligence on the source and chain of custody of its conflict minerals. In connection with this supply chain due diligence, the Company, in accordance with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements on 3TG (collectively, the “OECD Guidance”), executed the following steps:

•	OECD Guidance Step 1: Establish a strong company management system

•

The Company continually reviews and updates policies, as appropriate, to reflect the procedures by which the Company and its 3TG suppliers should conduct due diligence related to conflict minerals. Ethics and Compliance and global supply chain teams review any changes to the conflict minerals policy or governing documents.

•

The Company established an internal management team to support supply chain due diligence and institute a systematic process. The internal management team includes appropriate employees within the Company’s quality, purchasing and legal departments. The sustaining management team consists of quality, ethics, supply chain and legal representatives. Additionally, the Audit Committee of the Board of Directors of the Company reviews the program on a quarterly basis to track the progress towards the program’s goals.

•

The Company is a member of the RBA and is a full member of the RMI. Our participation in these organizations allows us to learn from our peer companies in the electronics industry and provides us with additional insight regarding their conflict minerals plans, programs and processes.

•

The Company utilized the form conflict minerals reporting template (“CMRT”), standardized by the RMI, to collect sourcing information from its 3TG suppliers in order to identify whether: (i) conflict minerals sourced by such suppliers originated in Covered Countries; and (ii) smelters and refiners (collectively, “smelters”) in our supply chain have been validated as conformant in accordance with the Responsible Minerals Assurance Process (“RMAP”) and cross-recognized certification programs, which include the London Bullion Metal Association (“LBMA”) Responsible Gold Certification and the Responsible Jewelry Council (“RJC”) Responsible Jewelry Program Chain-of-Custody Certification.

•	In addition, a summary of country of origin information for minerals used in onsemi products that we collected in connection with our RCOI and due diligence efforts is attached hereto as Appendix A.

•

The RMI developed an audit protocol for verification of entities as conformant with the RMAP in accordance with the OECD Guidance and in conjunction with complementary traceability schemes in the Covered Countries. The Conformant Smelter List is composed of entities that were determined to be conformant with the RMAP and that have been subject to an independent third-party audit to assess whether each such entity employed policies, practices and procedures to source conflict-free minerals. onsemi uses the Conformant Smelter List and any other lists that have been recognized by the RMI, including the LBMA and RJC lists for gold, for making conflict minerals determinations with respect to conflict minerals sourced by the Company. We are a member of the RMI and have access to the RMI country of origin information for entities on the Conformant Smelter List.

•	The Company utilizes an internal compliance audit to assess and confirm that the due diligence approach followed by the Company is in accordance with OECD Guidance.

•

The Company established communication channels with customers and 3TG suppliers to inquire about conflict minerals and alert such entities about the risk of using non-conformant smelters as grievance mechanisms under our conflict minerals compliance program.

•	OECD Guidance Step 2: Identify and assess risk in the supply chain

•

The Company believes that it has identified all suppliers that provide it with 3TG through its supply chain diligence. The Company sends an outreach campaign letter requesting the latest CMRT from each of its identified 3TG suppliers every year.

•

The Company employs a third-party web-based software platform to collect, manage, aggregate, and review the completeness of the CMRT declarations received from its 3TG suppliers. This software ensures the Company has an auditable “chain of custody” regarding receipt of declarations and information received from suppliers.

•

The Company uses the RMI’s RCOI report to identify suppliers using smelters that are conformant to a third-party audit program to assess related supply chain risks. The Company also utilizes the RMI’s RCOI report to perform due diligence and confirm certain information from its 3TG suppliers.

•

The Company’s conflict minerals team reviews all CMRT responses for completeness and consistency with the latest CMRT revision. As of December 31, 2023, the Company had received and reviewed CMRT submissions from 100% of its 3TG suppliers.

•	OECD Guidance Step 3: Design and implement a strategy to respond to identified risks

•

The Company’s conflict minerals team reviews and updates its own company-level CMRT to identify risk in the supply chain for non-RMAP conformant smelters reported by 3TG suppliers in their submitted CMRTs.

•

Outreach or encouragement letters are sent to 3TG suppliers to remove or replace non-conformant smelters. The Company contacts suppliers and regularly sends out reminder emails to request responses or updates.

•	As a member of the RMI, the Company has access to outreach or encouragement letters, which are also sent directly by the Company’s conflict minerals team to non-conformant smelters.

•

The Company conducts a risk assessment of 3TG suppliers, and suppliers are rated using a risk matrix system based on the CMRT submitted. Each supplier is assigned a risk rating ranging from “Low Risk” to “Critical Risk,” as further described below:

•	“Low Risk” means that a supplier is using 100% RMAP conformant smelters with a conflict minerals policy.

•

“Medium Risk” means that a supplier is using an active or non-conformant smelter but one which is identified as eligible to participate in the RMAP (or otherwise does not meet the criteria for Low Risk above).

•	“High Risk” or “Critical Risk” means that a supplier either has no conflict minerals policy or is using an ineligible entity.

•

As of December 31, 2023, 100% of our 3TG suppliers were assigned a “Low Risk” rating for having 100% conformant smelters declared in their CMRTs, as further described in the “Due Diligence Results” section of this CMR.

•

At least once per year, or whenever there is a major CMRT revision release, 3TG suppliers receive an email notification through a third-party solution provider or from the conflict minerals compliance team for the Company’s conflict-free minerals campaign, requesting them to:

•	continue to source only from RMAP conformant smelters;

•	remove or replace non-conformant smelters;

•

immediately report any risk: (i) contributing to, or associated with, any violations of the Company’s conflict-free minerals campaign, or (ii) that may give rise to a significant adverse impact on the Company’s conflict-free minerals campaign; and

•	identify all conflict minerals smelters in their supply chain and report back to the Company a completed and updated CMRT.

•	OECD Guidance Step 4: Carry out an independent third-party audit of smelters’ due diligence practices

•

As an active RMI member, we benefit from the RMAP, which uses an independent third-party assessment of smelter or refiner management systems and sourcing practices to validate compliance with RMAP standards. We have relied on RMI due diligence and RMAP audit results posted on the RMI website, including the RMI RCOI report.

•

One employee on the Company’s conflict minerals compliance team is a member of the RMI workgroups that continue to develop improvements to the RMI programs. To that end, the Company approaches, through direct communication and smelter outreach, both the smelters and their customers (i.e., the Company’s suppliers) in our supply chain. The Company also contributes to thought leadership and supplier training and participates in the relevant workgroups along with peer companies within industry organizations.

•	OECD Guidance Step 5: Report annually on supply chain due diligence

•

The Company is an indirect purchaser of conflict minerals, and its due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of conflict minerals. The Company’s due diligence processes seek data from its direct suppliers and those suppliers seek similar information within their supply chains to identify the original sources of the conflict minerals. We also rely to a large extent on information collected and provided by RMI’s independent third-party audit programs. Such sources of information may produce inaccurate or incomplete information and may be subject to fraud. As required, a CMRT is requested from all 3TG suppliers annually to promote a reliable and consistent due diligence process. If we determine that a supplier has not complied with the Company’s conflict minerals policy, the Company will employ an escalation process to determine appropriate remedial measures, which may include removing the supplier from our supply chain.

•

The Company prepares and files a conflict minerals report as an exhibit to its Specialized Disclosure Report on Securities and Exchange Commission Form SD with the SEC on an annual basis. The conflict minerals report is made available to the public and posted on the Company’s website at https://www.onsemi.com/site/pdf/Annual-Conflict-Minerals-Report.pdf.

•	The Company publicly posts and regularly updates its own company-level CMRT on its website at https://www.onsemi.com/pub/Collateral/CMRTRM.XLSX.

•	Conflict minerals due diligence is also available in our annual Sustainability Report posted on the Social Responsibility Webpage.

Due Diligence Results

Appendix B sets forth a list of smelters, as provided by the Company’s 3TG suppliers, including mineral type and standard smelter names. As described below, as of December 31, 2023, 100% of such smelters were on the RMAP Conformant Smelter List. Although most of our suppliers provide us with product-level declarations, some of our suppliers continue to provide information at the company level. Declarations at the company level do not limit the information provided on smelters to those specific to the products that the supplier provides to us. As a result of the Company’s continuous due diligence with 3TG suppliers and smelters, information provided by its 3TG suppliers and other information available indicate that all the smelters used were 99.6% RMAP conformant at the end of the 2020 calendar year, 98% for 2021 and 100% for 2022, as described in the chart below.

The smelter or refiner statuses utilized in the chart have the following definitions:

•	“Conformant” means that a smelter has been independently assessed and found conformant with the relevant RMAP standard and is included in the Standard Smelter List.

•	“Active” means that a smelter has been engaged in the RMAP program but has not yet been determined to be conformant and is included in the Standard Smelter List.

•

“Non-conformant” means that a smelter meets the definition of a smelter or refiner, is identified as an eligible smelter, has been independently assessed and found non-conformant with the relevant RMAP standards and is included in the Standard Smelter List.

•

“Not eligible” means that an entity does not meet the definition of a smelter or refiner or is otherwise ineligible for the RMAP program and is not included in the Standard Smelter List. This includes any alleged or unknown smelter that requires more research for its RMAP eligibility.

For the year ended December 31, 2023, all 3TG smelters were reported to be 100% RMAP conformant, as shown in the table below:

Mitigation of Risk Related to Benefiting Armed Groups

The Company seeks to continually improve its processes and procedures to mitigate the risk that the conflict minerals that it sources benefit armed groups. In particular, the Company has taken a number of steps to improve its due diligence processes, including, but not limited to, the following:

•	The Company has incorporated conflict minerals compliance requirements into its supplier handbook for all suppliers.

•	The Company has incorporated conflict minerals compliance requirements and checkpoints into its business processes for new product introduction, new supplier qualification and change management.

•

The Company reviews and evaluates supplier data that it receives, including by comparison with the RMI’s RCOI report and other available data, with a view to increasing the reliability of its information and processes and the completeness and accuracy of such information.

•	If a smelter becomes non-conformant at any time, the Company will send an outreach letter directly to such smelter.

APPENDIX A

Below is a summary of the country of origin information for minerals used in onsemi products, collected as a result of the Company’s RCOI and due diligence from 3TG suppliers based on information available to the Company as of December 31, 2023.

Andorra	Indonesia	South Africa
Australia	Italy	Spain
Austria	Japan	Sweden
Belgium	Kazakhstan	Switzerland
Bolivia (Plurinational State of)	Korea, Republic of	Taiwan, Province of China
Brazil	Malaysia	Thailand
Canada	Mexico	Turkey
Chile	Netherlands	United Arab Emirates
China	Peru	United States of America
Czechia	Philippines	Uzbekistan
Estonia	Poland	Vietnam
Germany	Rwanda
India	Singapore

A-1

APPENDIX B

CONFLICT MINERALS SOURCING INFORMATION*

(as of December 31, 2023)

SN	METAL	CID	STANDARD SMELTER NAME	SMELTER COUNTRY
1	Gold	CID000035	Agosi AG	GERMANY
2	Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
3	Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
4	Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
5	Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
6	Gold	CID000082	Asahi Pretec Corp.	JAPAN
7	Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
8	Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
9	Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
10	Gold	CID000113	Aurubis AG	GERMANY
11	Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
12	Gold	CID000157	Boliden Ronnskar	SWEDEN
13	Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
14	Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
15	Gold	CID000233	Chimet S.p.A.	ITALY
16	Gold	CID000264	Chugai Mining	JAPAN
17	Gold	CID000401	Dowa	JAPAN
18	Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
19	Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
20	Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN
21	Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN
22	Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
23	Gold	CID000694	Heimerle + Meule GmbH	GERMANY
24	Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY
25	Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
26	Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
27	Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
28	Gold	CID000814	Istanbul Gold Refinery	TURKEY
29	Gold	CID002765	Italpreziosi	ITALY
30	Gold	CID000823	Japan Mint	JAPAN
31	Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
32	Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
33	Gold	CID000957	Kazzinc	KAZAKHSTAN
34	Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
35	Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
36	Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
37	Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
38	Gold	CID002762	L’Orfebre S.A.	ANDORRA
39	Gold	CID001078	LS MnM Inc.	KOREA, REPUBLIC OF
40	Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF
41	Gold	CID001113	Materion	UNITED STATES OF AMERICA

42	Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
43	Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
44	Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
45	Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
46	Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
47	Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
48	Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
49	Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
50	Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
51	Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
52	Gold	CID001352	MKS PAMP SA	SWITZERLAND
53	Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
54	Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
55	Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
56	Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF
57	Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
58	Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
59	Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
60	Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
61	Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
62	Gold	CID001498	PX Precinox S.A.	SWITZERLAND
63	Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
64	Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS
65	Gold	CID001534	Royal Canadian Mint	CANADA
66	Gold	CID002290	SAFINA A.S.	CZECHIA
67	Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
68	Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA
69	Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
70	Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
71	Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
72	Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
73	Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
74	Gold	CID002580	T.C.A S.p.A	ITALY
75	Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
76	Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
77	Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
78	Gold	CID001955	Torecom	KOREA, REPUBLIC OF
79	Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
80	Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
81	Gold	CID002003	Valcambi S.A.	SWITZERLAND
82	Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
83	Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
84	Gold	CID002100	Yamakin Co., Ltd.	JAPAN
85	Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
86	Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
87	Tantalum	CID001076	AMG Brasil	BRAZIL

88	Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
89	Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
90	Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
91	Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
92	Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
93	Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
94	Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
95	Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
96	Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
97	Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
98	Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
99	Tantalum	CID002539	KEMET de Mexico	MEXICO
100	Tantalum	CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA
101	Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
102	Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
103	Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
104	Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
105	Tantalum	CID001200	NPM Silmet AS	ESTONIA
106	Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
107	Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
108	Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
109	Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
110	Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND
111	Tantalum	CID002545	TANIOBIS GmbH	GERMANY
112	Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN
113	Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY
114	Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
115	Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
116	Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
117	Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
118	Tin	CID000292	Alpha	UNITED STATES OF AMERICA
119	Tin	CID002773	Aurubis Beerse	BELGIUM
120	Tin	CID002774	Aurubis Berango	SPAIN
121	Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
122	Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
123	Tin	CID001070	China Tin Group Co., Ltd.	CHINA
124	Tin	CID003524	CRM Synergies	SPAIN
125	Tin	CID002570	CV Ayi Jaya	INDONESIA
126	Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
127	Tin	CID000402	Dowa	JAPAN
128	Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
129	Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
130	Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
131	Tin	CID000468	Fenix Metals	POLAND
132	Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
133	Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
134	Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA

135	Tin	CID003387	Luna Smelter, Ltd.	RWANDA
136	Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
137	Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
138	Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
139	Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
140	Tin	CID001182	Minsur	PERU
141	Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
142	Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
143	Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
144	Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
145	Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
146	Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
147	Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
148	Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
149	Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA
150	Tin	CID003205	PT Bangka Serumpun	INDONESIA
151	Tin	CID001428	PT Bukit Timah	INDONESIA
152	Tin	CID002696	PT Cipta Persada Mulia	INDONESIA
153	Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
154	Tin	CID001453	PT Mitra Stania Prima	INDONESIA
155	Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA
156	Tin	CID001458	PT Prima Timah Utama	INDONESIA
157	Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA
158	Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA
159	Tin	CID002593	PT Rajehan Ariq	INDONESIA
160	Tin	CID001460	PT Refined Bangka Tin	INDONESIA
161	Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
162	Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
163	Tin	CID002816	PT Sukses Inti Makmur (SIM)	INDONESIA
164	Tin	CID001477	PT Timah Tbk Kundur	INDONESIA
165	Tin	CID001482	PT Timah Tbk Mentok	INDONESIA
166	Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
167	Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
168	Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
169	Tin	CID001898	Thaisarco	THAILAND
170	Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
171	Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
172	Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
173	Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
174	Tungsten	CID000004	A.L.M.T. Corp.	JAPAN
175	Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM
176	Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA
177	Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
178	Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL
179	Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA
180	Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

181	Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
182	Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
183	Tungsten	CID000568	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
184	Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
185	Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
186	Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	CHINA
187	Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
188	Tungsten	CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
189	Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
190	Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
191	Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
192	Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
193	Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
194	Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
195	Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
196	Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
197	Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
198	Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
199	Tungsten	CID002543	Masan High-Tech Materials	VIET NAM
200	Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
201	Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
202	Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY
203	Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
204	Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
205	Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA

*	Note that the above reported standard smelter and refiner facility names and smelter locations were taken from the RMI report dated as of December 31, 2023.